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         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549

                        --------------------

                             FORM 8-K


                          CURRENT REPORT

               Pursuant to Section  13 or 15 (d) of
                the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported) June 15, 1995

                             FIBERCHEM, INC.
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         (Exact name of Registrant as specified in its charter)

DELAWARE                                 0-17569              84-1063897
- ------------------------------         -----------       ------------------
(State or other jurisdiction of        Commission         (I.R.S. Employer
incorporation or organization)        File Number)       Identification No.)


        1181 Grier Drive, Suite B, Las Vegas, Nevada          89119
        ---------------------------------------------       ---------
           (Address of principal executive offices)         Zip code)

      Registrant's telephone number, including area code: (702) 361-9873

                                         N/A
           ------------------------------------------------------------
           (Former name or former address, if changed since last report)


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Item 5. OTHER EVENTS

      FiberChem, Inc. (the "Company") entered into an intellectual property License Agreement and a cooperative Development Agreement as of June 15, 1995, with Texas Instruments Incorporated ("TI"). Under the
License Agreement, TI licensed the Company's patented fiber optic chemical sensor technology (FOCS) for use with TI's optoelectronic technology. The Company granted TI an exclusive worldwide royalty-bearing license to develop, produce and market chemical sensors for specific applications. The Company was granted by TI a non-exclusive worldwide royalty-bearing license to certain TI technology. The term of the License
Agreement is until the last Company or TI patent expires concerning the technology under the agreement.

      The Company and TI also entered into a cooperative
Development Agreement to design and develop certain custom FOCS based sensors for TI's exclusive field of use.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

      (b)  EXHIBITS

          1. License Agreement dated as of June 15, 1995, by and between the Company and Texas Instruments
Incorporated.

        2. Product Development Agreement dated as of June 15, 1995, by and between the Company and Texas Instruments Incorporated.


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                     S I G N A T U R E S

         Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       FIBERCHEM, INC.

Date: June 29, 1995                    BY:    /s/ MELVIN P. PELLEY
                                           --------------------------
                                           Melvin W. Pelley, Secretary